Exhibit 99.5

Talking Points on Going Private Transaction

1.

Repeat the Transaction Terms: Pzena Investment Management, Inc. has entered into a transaction whereby all of the outstanding public shares (known as Class A shares) of the company would be converted into the right to receive $9.60 per share at the closing of the transaction.

2.	History: We have been operating as a public company since October 2007. It is very unusual for a firm our size, with an institutional business, and effectively one line of business to be public.

3.

Original Reasons to Go Public: We originally went public for two primary reasons: (1) to facilitate a request for some liquidity by certain of our initial seed capital providers, and (2) to provide market prices and eventual liquidity to our new and existing employee partners.

4.

Reasons to go Private: Being a public company creates meaningful unnecessary expenses on our business, both in hard costs and in extra time for key members of our team. Further, as a well-established company at this stage, we believe we can effectively handle the issuance of equity to new partners within a private structure. And, our shares have very little liquidity, making it difficult for partners to transact in the market with almost any volume of shares. As an investment manager that relies on talented investment professionals, it is important for us to compensate our next generation with equity which creates dilution and can conflict with the market’s focus on short-term metrics.

5.

Operating a Business with Debt on the Balance Sheet: We have managed for most of our history without carrying debt on our balance sheet. Most companies in our industry carry some debt. Given that the public owns just 20% of our shares, we believe we will have a very manageable level of debt once the transaction closes. It is worth noting that our senior management has most of their net worth in Pzena stock. Having run our business for 27 years they have every incentive not to take on a dangerous level of debt.

6.	Our External Communication Plan: As we laid out in our email, we have a plan to reach out to every client, consultant, and active prospect starting this evening coincident with our press release.

7.

Our Expected Client Response: Nearly every RFP asks about our ownership structure. Being able to simplify our answer that we are a private company 100% owned by current and former partners is an optimal response. We believe clients will be pleased at our confidence in our business and our commitment to buy-out the public. Further, we expect clients will see that even with pessimistic assumptions we have the financial ability to carry and retire our debt.

8.

Public Communication and Next Steps: As we stated in our email to the firm, today’s announcement is just the first step and there are customary approvals and conditions we will need to satisfy over the coming months before the transaction is complete. We expect to close the transaction in the fourth quarter of 2022, and until that time we continue to operate as a public company. It is important that we speak as one firm and with a consistent message. Accordingly, our client service team is prepared to handle any inquiries from clients and prospects. Should you receive any inquiries from the media, please direct them to Bill Lipsey, and any inquiries from Class A stockholders or investment analysts should be directed to Jessica Doran. We are excited about this new chapter for our firm and we look forward to providing you with further details in the weeks and months ahead.

+++++

Forward-looking Statements

Certain statements and information contained in this communication may be considered “forward-looking statements,” such as statements relating to management’s views with respect to future events and financial performance. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which Pzena Investment Management, Inc. (“PZN”) operates; new federal or state governmental regulations; PZN’s ability to effectively operate, integrate and leverage any past or future strategic initiatives; statements regarding the merger and related matters; the ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain PZN stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; risks relating to the financing required to complete the transaction; the effect of the announcement of the transaction on the ability of PZN to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; significant transaction costs, fees, expenses and charges; the risk of litigation and/or regulatory actions related to the transaction; and other factors detailed in PZN’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2021 and PZN’s other filings with the SEC, which are available at http://www.sec.gov and on PZN’s website at investors.pzena.com.

Additional Information and Where to Find It

In connection with the proposed merger transaction, PZN will file with the SEC and furnish to PZN’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. PZN stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the investors section of PZN’s website at https://www.pzena.com or by directing a request to: Pzena Investment Management, Inc., 320 Park Avenue, 8th Floor, New York, NY 10022, (212) 355-1600, info@pzena.com.

Participants in the Solicitation

PZN, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from PZN stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders filed with the SEC on April 4, 2022. To the extent the holdings of PZN securities by PZN’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2021 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of PZN’s website located at https://investors.pzena.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement and other relevant materials PZN may file with the SEC.